Exhibit 23

                 Consent of Independent Public Accountants


    As independent public accountants, we hereby consent to the incorporation by reference of our reports dated December 21, 1998, included in or incorporated by reference into ThermoTrex Corporation's Annual Report on Form 10-K for the year ended October 3, 1998, into the Company's previously filed Registration Statement No. 33-47846 on Form S-3, Registration Statement No. 33-45282 on Form S-8, Registration Statement No. 33-45284 on Form S-8, Registration Statement No. 33-52818 on Form S-8, Registration Statement No. 33-68654 on Form S-3, Registration Statement No. 33-69426 on Form S-3, Registration Statement No. 33-70512 on Form S-8, Registration Statement No. 33-80891 on Form S-8, and Registration Statement No. 333-34909 on Form S-3.



                                               Arthur Andersen LLP



Boston, Massachusetts
December 23, 1998